UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 17, 2006
PEERLESS MFG. CO.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Texas	0-5214	75-0724417
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
2819 Walnut Hill Lane
Dallas, Texas 75229
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 357-6181

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Retirement of Mr. Stone
     At its meeting on May 17, 2006 (the “May Meeting”), the Board of Directors (the “Board”) of Peerless Mfg. Co. (the “Company”) accepted the resignation of Sherrill Stone as President and Chief Executive Officer in connection with his retirement from the Company. Mr. Stone’s resignation will be effective as of June 30, 2006. Mr. Stone will continue in his position as the Company’s Chairman and a member of the Board.
     Under the terms of his existing employment agreement, upon his retirement, Mr. Stone will be entitled to receive a payment of $412,500. A copy of Mr. Stone’s employment agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
     In addition, the Company and Mr. Stone are in discussions regarding the terms of an agreement pursuant to which Mr. Stone would be available as a consultant to the Company for a one-year period following his retirement. As of the date of the report, the other terms of this agreement have not been determined.
Appointment of Mr. Burlage
     At the May Meeting, the Board appointed Peter J. Burlage to succeed Mr. Stone as President and Chief Executive Officer of the Company, effective as of June 30, 2006. In addition, Mr. Burlage will become a member of the Board effective as of June 30, 2006. In connection with his appointment as President and Chief Executive Officer, Mr. Burlage’s annual base salary will be increased to $225,000, effective June 30, 2006.
     Mr. Burlage, age 41, has served as Executive Vice President and Chief Operating Officer of the Company since October 2005. Prior to that time, he served as Vice President of the Company’s Environmental Systems Division from 2001 to 2005, Vice President of Engineering from 2000 to 2001 and as Manager of the Company’s SCR Division from 1997 to 2000.
     Mr. Burlage is a party to a three-year employment agreement with the Company dated October 31, 2005. Pursuant to the terms of his employment agreement, Mr. Burlage has agreed not to compete with the Company during his employment and for one year following the termination of his employment. Mr. Burlage is also bound by confidentiality, nondisparagement and conflict of interest provisions. The Company may terminate Mr. Burlage for “cause” or without “cause” at any time. If Mr. Burlage is terminated without “cause,” he is entitled to a severance payment equal to the sum of (i) 100% of his current annual base salary, less (ii) the amount of base salary paid from the date of notice of termination to the effective date of his termination. Mr. Burlage may terminate his employment at any time, upon 30 days notice. In the event his voluntary termination is due to (a) a material adverse change in position, (b) a material adverse change in the method of calculating annual bonus, but not the amount, or a significant reduction in the scope or value in the aggregate of monetary or non-monetary benefits, (c) a determination, in good faith, by Mr. Burlage that due to, changes in circumstances affecting his position or changes in the composition or policies of the Board, or other material events, that he is substantially unable to carry-out, or has been substantially hindered in his ability to perform his duties, or (d) relocation outside the Dallas-Fort Worth metropolitan area, the Company would be required to pay him a lump sum payment equal to the sum of (1) 50% of his current annual base salary, less (2) the amount of base salary paid from the date of notice of termination to the effective date of his termination, plus (3) pro-rata portion of his annual incentive bonus. If his voluntary termination is the result of any other event or circumstance, Mr. Burlage will not be entitled to receive a severance payment. A copy of Mr. Burlage’s employment agreement is filed as Exhibit 10.2 to this report and is incorporated herein by reference.
Resignation and Election of Members of the Board
     At the May Meeting, Donald A. Sillers, Jr. announced his resignation as a director of the Company effective as of June 30, 2006. The Board elected Mr. Burlage to serve as a Class III director, effective as of June 30, 2006, to fill the vacancy created by Mr. Sillers’ resignation.
     At the May Meeting, the Board increased the size of the Board from five members to seven members and elected Kenneth R. Hanks and Howard G. Westerman, Jr. to fill these newly created vacancies. Pursuant to the Bylaws of the Company, Mr. Hanks and Mr. Westerman will stand for election as directors at the Company’s next annual meeting of shareholders. Mr. Hanks will be a Class I director and Mr. Westerman will be a Class II director. It is expected that Mr. Hanks and Mr. Westerman will each be appointed members of Audit Committee, the Compensation Committee, and the Nominating Committee.
     Mr. Hanks, age 51, has served as Treasurer and Chief Financial Officer of SWS Group, Inc. since 2002 and has served as Executive Vice President of SWS Group since 1996. SWS Group, Inc. is a financial services company that provides investment, commercial banking, and related financial services. He previously served as Chief Operating Officer of SWS Group from 1998 to 2002. Mr. Hanks served as Chief Financial Officer of Southwest Securities, Inc., SWS Group’s primary operating subsidiary, from 1996 to 1998 and has been a director of Southwest Securities, Inc. since June 1997. Mr. Hanks also serves as an arbitrator with the NASD and formerly served as a member of the NASD’s District 6 Business Conduct Committee.
     Mr. Westerman, age 53, has served as Chairman and Chief Executive Officer of J-W Operating Company since 1999. J-W Operating Company is an energy development and energy services company that specializes in natural gas compression, gathering, exploration and production, well servicing and gas measurement. Mr. Westerman has been employed by J-W Operating Company since 1978.
     At the May Meeting, Bernard S. Lee and Joseph V. Mariner, Jr. each notified the Board that he presently intends to retire as a director effective as of the date of the Company’s next annual meeting of shareholders, which meeting is expected to be held in November 2006.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     At the May Meeting, the Board approved an amendment to the Company’s Bylaws (the “Amendment”). The Amendment amends Section 1 of Article III of the Bylaws to provide that the number of directors of the Company shall be no less than five and no more than ten and that each class of directors shall have an equal number of directors or as close to an equal number as possible. The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached as Exhibit 3.2 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws (filed as Exhibit 3(b) to the Company’s Quarterly Report on Form 10-Q, for the quarter ended December 31, 2003, and incorporated herein by reference)

3.2	Amendment to the Amended and Restated Bylaws

10.1	Employment Agreement dated July 20, 2001, by and between the Company and Sherrill Stone (filed as Exhibit 10(i) to the Company’s Quarterly Report on Form 10-Q, for the fiscal quarter ended September 30, 2001, and incorporated herein by reference).

10.2	Employment Agreement dated October 31, 2005, by and between the Company and Peter J. Burlage (filed as Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q, for the fiscal quarter ended December 31, 2005, and incorporated herein by reference).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS MFG. CO.
By:	/s/ Henry G. Schopfer, III
Henry G. Schopfer, III,
Chief Financial Officer

Date: May 23, 2006